Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-135018

PROSPECTUS SUPPLEMENT NO. 41

DATED JUNE 6, 2008

(To Prospectus Dated June 22, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

2,470,500 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 22, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 40 thereto dated May 16, 2008, Supplement No. 39 thereto dated April 21, 2008, Supplement No. 38 thereto dated April 17, 2008, Supplement No. 37 thereto dated February 15, 2008, Supplement No. 36 thereto dated February 7, 2008, Supplement No. 35 thereto dated January 28, 2008, Supplement No. 34 thereto dated January 23, 2008, Supplement No. 33 thereto dated December 31, 2007, Supplement No. 32 thereto dated December 11, 2007, Supplement No. 31 thereto dated November 2, 2007, Supplement No. 30 thereto dated October 26, 2007, Supplement No. 29 thereto dated October 18, 2007, Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 40 thereto. The Prospectus relates to the public sale, from time to time, of up to 2,470,500 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 40.

This prospectus supplement includes the attached Form 8-K filed on June 5, 2008 by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 22, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 6, 2008.

*The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of May 30, 2008, Biovest International, Inc. (“Biovest”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with Laurus Master Fund, Ltd. (“Laurus”) and its affiliates, Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore”) (collectively, the “Valens Funds”) whereby the Valens Funds agreed to extend the maturity date of their Secured Promissory Notes from Biovest dated December 10, 2007 (the “Notes”) from their initial maturity date of June 10, 2008 to October 31, 2008 (the “Extension”). In consideration for the Extension, Biovest entered into an amendment to the December 2007 Royalty Agreement with Valens Offshore (the “Royalty Amendment”) whereby the royalty percentage due to Valens Offshore under the existing Royalty Agreement dated December 10, 2007 on sales of Biovest’s biologic products including BiovaxID™ was increased from 2.96% to 9.46% (the “Royalty Percentage”). The Royalty Amendment provides that the Royalty Percentage will be reduced from 9.46% to 5.96% in the event that Biovest makes payment in the amount of $10 million to the Valens Funds (and Laurus) to pay off and/or reduce the outstanding balance on the existing secured notes on or before June 30, 2008, or, in the alternative, will be reduced from 9.46% to 6.96% in the event that Biovest makes this required payment after June 30, 2008 but before July 31, 2008. In connection with the closing of the Amendment Agreement, the Company executed a Guaranty Side Letter with Laurus confirming that the portion of Biovest’s existing indebtedness to Laurus which is guaranteed by the Company equals a fixed principal amount of $4,991,630 plus all other Obligations (as defined in the original Guaranty Agreement). Copies of the aforementioned agreements and the Form 8-K (excluding exhibits) filed by Biovest on June 5, 2008 with respect to these agreements, are attached hereto as exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: June 5, 2008

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment Letter dated May 30, 2008 between Biovest International, Inc. (“Biovest”), Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp.

10.2	December 10, 2007 Royalty Agreement Amendment dated May 30, 2008 between Biovest and Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens U.S. SPV I, Ltd., Valens Offshore SPV II, Corp., and PSource Structured Debt Limited.

10.3	Reaffirmation and Ratification Agreement dated May 30, 2008 between Biovest and its subsidiaries, Revimmune LLC, LV Administrative Services, Inc., Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp.

10.4	Guaranty Side Letter dated May 30, 2008 between Accentia Biopharmaceuticals, Inc., Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens U.S. SPV I, Ltd., Valens Offshore SPV II, Corp., Valens Offshore SPV II, LLC and PSource Structured Debt Limited.

99.1	Form 8-K filed by Biovest on June 5, 2008 (File No. 000-11480)

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Exhibit 10.1

VALENS OFFSHORE SPV II, CORP.

VALENS U.S. SPV I, LLC

c/o Valens Capital Management, LLC

335 Madison Avenue, 10th Floor

New York, New York 10017

May 30, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attn: Chief Financial Officer

Re: Amendment Agreement

Ladies and Gentlemen:

Reference is made to (a) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and Biovest International, Inc. (“Biovest”), (b) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US December 2007 Note”) in the original principal amount of $4,900,000 issued by Biovest in favor of Valens US, (c) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement), (d) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and Biovest, (e) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore December 2007 Note”) in the original principal amount of $3,600,000 issued by Biovest in favor of Valens Offshore II and (f) the Related Agreements (as defined in the December 2007 Valens Offshore Purchase Agreement) (the documents identified in clauses (a) through (f), collectively, the “Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Valens US December 2007 Note and Valens Offshore December 2007 Note, as applicable.

Biovest has requested that Valens US and Valens Offshore II extend the Maturity Date of each of the Valens US December 2007 Note and the Valens Offshore December 2007 Note to October 31, 2008 and Valens US and Valens Offshore II are willing to do so on the terms and conditions hereinafter set forth.

The parties hereto hereby agree that the Maturity Date under each of the Valens US December 2007 Note and the Valens Offshore December 2007 Note shall be extended to October 31, 2008.

This letter agreement shall become effective upon receipt by (a) Valens US and Valens Offshore II of a copy of this letter agreement executed by Biovest and (b) Valens Offshore of an amendment to that certain Royalty Agreement dated as of December 10, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Royalty Agreement”) by and between Valens Offshore II and Biovest, in form and substance satisfactory to Valens Offshore II, pursuant to which the royalty percentage set forth in Section 4.1 of the Royalty Agreement is increased in accordance with the terms of such amendment.

Except as specifically amended herein, the Documents and all other documents, instruments and agreements entered into in connection therewith (the “Other Documents”) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of any Document or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

Exhibit 10.2

As of May 30, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Royalty Agreement dated as of December 10, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens Offshore SPV II, Corp. (“Valens Offshore II”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens Offshore II and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens Offshore II’s agreement to extend the maturity date of that certain Secured Promissory Note dated December 10, 2007 in the original principal amount of $3,600,000 issued by Company in favor of Valens Offshore II and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

The first sentence of Section 4.1 of the Royalty Agreement shall be amended and restated in its entirety to provide as follows:

“Biovest shall pay to Valens Offshore or its designees or assignees (in addition to any royalties now being paid, or hereafter to be paid by Biovest to Valens Offshore), a royalty equal to 9.46% (the “Royalty Percentage”) of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (“Royalties”), provided, however, if Biovest shall pay to LV Administrative Services, Inc., in its capacity as administrative and collateral agent, an amount of not less than $10,000,000 in immediately available funds (the “Royalty Percentage Prepayment”) to be applied to the obligations owing by Biovest to Valens Offshore and its affiliates as set forth below (a) on or prior to June 30, 2008, then the Royalty Percentage shall be decreased to 5.96% or (b) during the period beginning July 1, 2008 and ending July 31, 2008, then the Royalty Percentage shall be decreased to 6.96%. For clarification, the Royalty Percentage reflects an increase by 6.50% (the “Additional Royalty”) of the royalty percentage originally granted to Valens Offshore under this Agreement on December 10, 2007 (and prior to giving effect to the amendment to this Section 4.1 as of May 30, 2008). The Additional Royalty will be reduced from 6.50% to 3.00% if the

Royalty Percentage Payment is made on or prior to June 30, 2008 and the Additional Royalty will be reduced from 6.50% to 4.00% if the Royalty Percentage Payment is made between July 1, 2008 and July 31, 2008. The Royalty Percentage Prepayment shall be applied as follows: (i) first, to the obligations owing under (A) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and Biovest, (B) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement), (C) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore and Biovest and (D) the Related Agreements (as defined in the December 2007 Valens Offshore Purchase Agreement), in each case, to be applied toward the payment of such obligations in such order of application as Valens US and Valens Offshore may elect, (ii) second, to the obligations owing under (A) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) between Valens U.S. SPV I, LLC (“Valens US”) and Biovest, (B) the Related Agreements (as defined in the October 2007 Valens US Purchase Agreement), (C) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore Purchase Agreement”) between Valens Offshore and Biovest and (D) the Related Agreements (as defined in the October 2007 Valens Offshore Purchase Agreement), in each case, to be applied toward the payment of such obligations in such order of application as Valens US and Valens Offshore may elect and (iii) third, to the obligations owing under (A) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Purchase Agreement”) by and among Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, Ltd. (“Valens Offshore I”), as assignee of Laurus, Valens Offshore, as assignee of Laurus, Valens US, as assignee of Laurus, PSource Structured Debt Limited (“PSource”), as assignee of Laurus, and Biovest and (B) the Related Agreements (as defined in the March 2006 Purchase Agreement) in each case, to be applied toward the payment of such obligations in such order of application as Laurus, Valens US, Valens Offshore I and PSource may elect.”

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Each of Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd, Valens Offshore SPV II, Corp. and PSource (each a “Creditor Party”) hereby acknowledges and agrees that in the event Biovest pays in full in cash to the applicable Creditor Parties the Royalty Percentage Prepayment as provided in the above amendment to Section 4.1 of the Royalty Agreement, then all security interest granted to the Creditor Parties by Biovest and its subsidiaries including the security interest in connection with the March 2006 Purchase Agreement, the October 2007 Purchase Agreement and the December 2007 Purchase Agreement shall be automatically terminated.

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens Offshore II, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

Exhibit 10.3

REAFFIRMATION AND RATIFICATION AGREEMENT

May 30, 2008

LV Administrative Services, Inc., as Agent

Valens U.S. SPV I, LLC

Valens Offshore SPV II, Corp.

c/o Valens Capital Management, LLC

355 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and Biovest International, Inc. (“Biovest”), (b) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US December 2007 Note”) in the original principal amount of $4,900,000 issued by Biovest in favor of Valens US, (c) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement), (d) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”; and together with Valens US, collectively, the “Creditor Parties”) and Biovest, (e) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore December 2007 Note”) in the original principal amount of $3,600,000 issued by Biovest in favor of Valens Offshore II, (f) the Related Agreements (as defined in the December 2007 Valens Offshore Purchase Agreement), (g) that certain Guaranty dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Subsidiary Guaranty”) by Biovax, Inc., a Florida corporation (“Biovax”), AutovaxID, Inc., a Florida corporation (“AutovaxID”), Biolender, LLC, a Delaware limited liability company (“Biolender I”) and Biolender II, LLC, a Delaware limited liability company (“Biolender II”; and together with Biovax, AutovaxID and Biolender I, collectively, the “Subsidiary Guarantors”) in favor of LV Administrative Services, Inc., as agent (the “Agent”) and Creditor Parties, (h) that certain Limited Guaranty dated as of January 31, 2008 (as amended, supplemented, restated or modified from time to time, the “Limited Guaranty”) by Revimmune LLC (“Limited Guarantor”; and together with Subsidiary Guarantors, collectively, the “Guarantors”) in favor of Agent and Creditor Parties, and (i) that certain Master Security Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Master Security Agreement”) among Biovest, Subsidiary Guarantors and Agent (the documents identified in clauses (a) through (i), collectively, the “Existing Loan Agreements”).

To induce the Creditor Parties to enter into that certain Letter Agreement, amending the maturity dates of the Valens US December 2007 Note and the Valens Offshore December 2007 Note, dated as of the date hereof among Biovest and the Creditor Parties (as amended, modified or supplemented from time to time, the “Amendment”), each of Biovest and each Guarantor hereby:

a. represents and warrants to each Agent and each Creditor Party that it has reviewed and approved the terms and provisions of the Amendment and the documents, instruments and agreements entered into in connection therewith;

b. acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in each of the Existing Loan Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the Amendment (provided that the representations and warranties made by the Companies in the Existing Loan Agreements shall be true and correct only as of the date of such agreements);

c. represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Loan Agreements;

d. acknowledges, ratifies and confirms: (i) the grant by Biovest and each Subsidiary Guarantor to Agent and each Creditor Party of a security interest in the assets of (including the equity interests owned by) Biovest and each Subsidiary Guarantor, respectively, as more specifically set forth in the Existing Loan Agreements, as applicable (the “Security Interest Grants”), (ii) that the Security Interest Grants secure all the Obligations (as defined in the Existing Loan Agreements), including, without limitation, all obligations owing under and in respect of the Amendment, and (iii) to the extent not otherwise granted under the Existing Loan Agreements, Biovest and each Subsidiary Guarantor hereby assigns, pledges and grants to Agent and each Creditor Party a continuing security interest in all Collateral (as defined in the Existing Loan Agreements), whether now owned or existing or hereafter acquired or arising and where-so-ever located;

e. acknowledges and confirms that a breach by Biovest under the Amendment shall constitute an Event of Default under the Existing Loan Agreements; and

f. releases, remises, acquits and forever discharges Agent and each Creditor Party and Agent’s and each Creditor Party’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Loan Agreements, the Amendment and any other document, instrument or agreement made by the undersigned in favor of Agent or any Creditor Party, in each case arising prior to and including the date of execution hereof.

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This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Ratification Agreement on the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

BIOVAX, INC., as a Subsidiary Guarantor

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

AUTOVAXID, INC., as a Subsidiary Guarantor

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

BIOLENDER, LLC, as a Subsidiary Guarantor

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO of Biovest International, Inc. – Sole Member

BIOLENDER II, LLC, as a Subsidiary Guarantor

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO of Biovest International, Inc.- Sole Member

REVIMMUNE LLC, as Limited Guarantor

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Manager

Acknowledged and Agreed to by:

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

Exhibit 10.4

ACCENTIA BIOPHARMACEUTICALS, INC.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

May 30, 2008

Laurus Master Fund, Ltd.

Valens U.S. SPV I, LLC

Valens Offshore SPV I, Ltd.

Valens Offshore SPV II, Corp.

PSource Structured Debt Limited

c/o Laurus Capital Management, LLC and

Valens Capital Management, LLC

355 Madison Avenue, 10th Floor

New York, New York 10017

Attention: Portfolio Services

Re: Guaranty

Ladies and Gentlemen:

Reference is made to that certain Guaranty dated March 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Guaranty”) from Accentia Biopharmaceuticals, Inc. (“Company”) in favor of Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Offshore I”), Valens Offshore SPV II, Corp. (as partial assignee of Laurus, “Offshore II”) and PSource Structured Debt Limited (as partial assignee of Laurus, “PSource”; and together with Laurus, Valens US, Offshore I and Offshore II, individually, each a “Creditor Party” and collectively, the “Creditor Parties”).

The Company hereby agrees that the phrase “sixty-four (64%) of all then presently due and outstanding debts and liabilities of the Company, as adjusted from time to time, under the Secured Promissory Note” as set forth in the Guaranty, shall mean a fixed principal amount of $4,991,360 together with all other Obligations covered by and as defined under the Guaranty.

This side letter shall be construed and enforced in accordance with and governed by the laws of the State of New York.

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This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

Very truly yours,

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO

Acknowledged and Agreed to as of this 30th day of May, 2008:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, LLC

By:	Valens Capital Management, LLC its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of May 30, 2008, Biovest International, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with Laurus Master Fund, Ltd. (“Laurus”) and its affiliates, Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore”) (collectively, the “Valens Funds”) whereby the Valens Funds agreed to extend the maturity date of their Secured Promissory Notes from the Company dated December 10, 2007 (the “Notes”) from their initial maturity date of June 10, 2008 to October 31, 2008 (the “Extension”). In consideration for the Extension, the Company entered into an amendment to the December 2007 Royalty Agreement with Valens Offshore (the “Royalty Amendment”) whereby the royalty percentage due to Valens Offshore under the existing Royalty Agreement dated December 10, 2007 on sales of the Company’s biologic products including BiovaxID™ was increased from 2.96% to 9.46% (the “Royalty Percentage”). The Royalty Amendment provides that the Royalty Percentage will be reduced from 9.46% to 5.96% in the event that the Company makes payment in the amount of $10 million to the Valens Funds (and Laurus) to pay off and/or reduce the outstanding balance on existing secured notes on or before June 30, 2008, or in the alternative, will be reduced from 9.46% to 6.96% in the event that the Company makes this required payment after June 30, 2008 but before July 31, 2008. In connection with the closing of the Amendment Agreement, the Company’s majority stockholder, Accentia Biopharmaceuticals, Inc. (“Accentia”) executed a Guaranty Side Letter with Laurus confirming that the portion of the Company’s existing indebtedness to Laurus which is guaranteed by Accentia shall equals fixed principal amount of $4,991,630 plus all other Obligations (as defined in the original Guaranty Agreement). Copies of the Amendment Agreement, the Royalty Amendment and related agreements are attached as Exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: June 5, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment Letter dated May 30, 2008 between Biovest International, Inc. (“Biovest”), Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp.

10.2	December 10, 2007 Royalty Agreement Amendment dated May 30, 2008 between Biovest and Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens U.S. SPV I, Ltd., Valens Offshore SPV II, Corp., and PSource Structured Debt Limited.

10.3	Reaffirmation and Ratification Agreement dated May 30, 2008 between Biovest and its subsidiaries, Revimmune LLC, LV Administrative Services, Inc., Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp.

10.4	Guaranty Side Letter dated May 30, 2008 between Accentia Biopharmaceuticals, Inc., Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens U.S. SPV I, Ltd., Valens Offshore SPV II, Corp., Valens Offshore SPV II, LLC and PSource Structured Debt Limited.